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                                                                      EXHIBIT 21

                   INTERNATIONAL GAME TECHNOLOGY SUBSIDIARIES

NAME                                               JURISDICTION OF INCORPORATION
(wholly-owned subsidiaries)
International Game Technology                      Nevada
IGT                                                Nevada
Silicon Gaming, Inc.                               California
Acres Gaming, Inc.                                 Nevada

I.G.T. (Australia) Pty. Limited                    New South Wales, Australia
International Game Technology (NZ) Ltd.            Wellington, New Zealand
IGT-Europe B.V.                                    The Netherlands
I.G.T. - Argentina S.A.                            Argentina
IGT Japan, K.K.                                    Japan
IGT - Iceland Ltd.                                 Iceland
IGT do Brasil Ltda.                                Brazil
International Game Technology-Africa
    (Proprietary) Limited                          Johannesburg, South Africa
International Game Technology S.R. Ltda.           Peru
IGT-UK Limited                                     England & Wales